OAKDALE PROPERTIES LLC
                           COMMERCIAL LEASE AGREEMENT

THIS LEASE AGREEMENT made and entered into this 6th day of December, 1996 by and between OAKDALE PROPERTIES LLC, Lessor, and Celox Laboratories. Inc., Tenant.

                                  WITNESSETH:

DEMISED
PREMISES:

The Lessor, in consideration of the rents and covenants herein contained to be paid, kept and performed by the Tenant, does hereby demise, lease and let unto the Tenant, and the Tenant does hereby hire and take from the Lessor the following described premises, lying and being in the County of Washington, State of Minnesota, to-wit: 1309 and 1311 Helmo Avenue No., Oakdale MN 55128 containing 9,513 square feet of floor space in a 15,528 square foot office/warehouse building located in the City of Oakdale, Minnesota; said space hereinafter called the "leased premises" being measured from the outside of exterior walls to the center of partition walls or center of hallway, and to be completed and finished in accordance with the attached specifications marked Exhibit "A" and made a part hereof and in accordance with the attached floor plan marked Exhibit "C" and made a part hereof.

USE:

The Lessor is leasing to the Tenant the above described Leased Premises and the Tenant agrees that it will use the above-described Premises for the purpose of Office Warehouse Research Development and Manufacturing and related activities thereto and for no other purpose whatsoever.

TERM:

Tenant takes from the Lessor the Leased Premises, upon the terms and conditions herein contained, to have and to hold the same for the term of 7 years commencing on the 1st day of February, 1997 and terminating on the 31st day of January, 2004, or, if the Leased Premises are not available for occupancy, the term shall commence on the date when the Leased Premises are substantially completed and are available to the Tenant for occupancy or on the date when the Tenant accepts occupancy of the Leased Premises, whichever date first occurs. In the event the expiration date shall be on a date other than the last day of a calendar month, the term of the Lease shall be extended to and shall expire on the last day of such calendar month, with rent to be apportioned for such extended term on a prorated daily basis.

BASE RENT:

Tenant agrees to pay Lessor for the Leased Premises a base rental at the rate of SEVENTY THREE THOUSAND SEVEN Hundred TWENTY FIVE and 75/100 ($73,725.75) Dollars per year, payable in equal monthly installments of SIX THOUSAND ONE HUNDRED FORTY THREE AND 81/100 ($6,143.81) Dollars in advance on the first day of each calendar month (A prorated monthly installment shall be paid at the then current rate for any fraction of a month if the term shall begin on any day except the first day of a month ) In addition, Tenant agrees to pay Lessor monthly installments required under the terms of RENTAL ADJUSTMENT, clause 2, hereinafter provided. All payments shall be made at the office of the Lessor located at 1260 Helmo Avenue North, Oakdale, Minnesota 55128 or at such other place as may from time to be designated by the Lessor in lawful money of the United States payable to OAKDALE PROPERTIES LLC without any offset or deductions whatsoever. Tenant agrees to pay Lessor a late fee of 1.5% per month on any monthly installments not paid by the 5th of the month.

RENTAL
ESCALATION:

On the 7th anniversary of the lease term, the base rent payable by the Tenant shall be increased to an amount equal to the greater of 115% of the base rent, or an amount determined by multiplying the base rent by a fraction, the denominator of which shall be the most recent Consumer Price Index figure, hereinafter defined, published prior to the lease term, and the numerator of which shall be the most recent Consumer Price Index figure published prior to the date of the adjustment. As used herein, the term "Consumer Price Index" shall mean the United States Department of Labor's Bureau of Labor Statistics, CPI-U, All Items, Minneapolis-St. Paul, MN-WI, (1982 equals 100), or the successor of that index Should Lessor lack sufficient data to make the proper determination on the date of any adjustment, the Tenant shall continue to pay the monthly base rent payable immediately prior to the adjustment date. As soon as Lessor obtains the necessary data, he shall determine the base rent payable from and after such adjustment date and notify the Tenant of the adjustment in writing. Should the monthly base rent for the period following the adjustment date exceed the amount previously paid by the Tenant for that period, the tenant shall forthwith pay the difference to Lessor.

RENTAL
ADJUSTMENT:

In Addition to the base rent referred to above, the Tenant shall pay its proportionate share of any real estate taxes, including installments of special assessments, and the cost of operations and maintenance of 1309 and 1311 Helmo Avenue No., Oakdale, MN 55128 and the appurtenant land thereto.

1. It is agreed that the Tenant's proportionate share of any real estate taxes and the cost of operations and maintenance shall be determined on a ratio of the Tenant's leasable square footage to the total number of leasable square feet within the buildings. For the purpose of this Lease the Tenant's leasable square footage is 9,513 and the total leasable square footage within the Buildings is 29,294 square feet. The Tenant's proportionate share shall therefore be 32.47%. It is mutually agreed that operations and maintenance costs shall include, but not be limited to, the following annual expenses of the Lessor:

*    Insurance Premiums;

*    Water and sewer charges not paid or reimbursed by Tenant;

*    Electrical power charges not paid or reimbursed by Tenant;

*    Lawn care;

*    Snow removal;

* Maintenance Assessments against the property of which the demised premises form a part;

     Wages, materials and services necessary for the operation and maintenance of the property of which the demised premises form a part.

     All of the above are accrued and based upon a calendar year operation Further, any expenditure for equipment or improvements which result in the reduction of operating expenses may be charges as an operating expense and amortized over a reasonable period of time. Operating expenses shall not include: depreciation the Building(s), interest expense, advertising or estate broker's commissions.

     2. The Tenant's proportionate share of taxes and operating expenses of the Building(s) shall be estimated in advance by Lessor, and such estimate shall be paid in advance by Tenant promptly upon receipt of monthly bills therefor from Lessor without any deduction or setoff whatever. For the initial calendar year of the lease term, the Tenant's estimated share of taxes and operating expenses shall be $XXX.XX per month. Such amounts shall be held by Lessor for the payment of taxes and operating expenses. The Lessor will furnish the Tenant with a statement of the Tenant's proportionate share of taxes and operating expenses after the end of each calendar year. The Tenant shall pay the Lessor, within 15 days after receipt of such statement, the amount, if any, equal to the difference between the Tenant's proportionate share of the actual taxes and costs of operations and maintenance for such calendar year and the estimated amount paid by Tenant during such calendar year.


COVENANTS OF TENANT:  THE TENANT HEREBY AGREES AS FOLLOWS;

Acceptance of
Premises

1. Taking possession of the Leased Premises by Tenant Shall be conclusive evidence the Leased Premises were on that date, in good, clean and tenantable condition and as represented by Lessor.

Rules and
Regulations

2. To observe and strictly comply with the attached rules and regulations relating to the Leased Premises and the Building of which said premises are a part. The Lessor shall have the right, at any time or times hereafter, to adopt other or additional reasonable rules and regulations, and to rescind or reasonably amend all or any of the attached rules and regulations. The Lessor shall give written notice to the Tenant of the adoption of any additional rules and regulations or of amendments to any of the rules and regulations attached.

Assignment and
Subletting

3. Not to assign this Lease or sublet any portion of the Leased Premises without first securing the written consent of the Lessor which consent will not be unreasonably withheld, and which consent, if given, shall not release the Tenant from its obligations hereunder. If any such assignment or subletting is at a higher rental than is provided for in this Lease, any such excess shall payable to the Lessor.

Signs

4. Tenant shall permit no signs to be placed on the Leased Premises except as that provided by Lessor to be located in the center window panel adjacent to Tenant's entry door. Tenant identification will be to all specifications of Lessor. Upon approval of Lessor, Tenants shall be allowed to put up a temporary sign(s) or use temporary mobile signs to promote its special warehouse sales, provided sign(s) do not unreasonably affect the business of other Tenants and are in accordance with the City of Oakdale ordinances.

Rubbish and
Debris

5. Tenant is responsible for removal of all rubbish, debris and waste material from leased space.

Waste

6. Tenant shall conserve heat, air conditioning, water and electricity and shall use due care in the use of the Leased Premises and of the public areas in the Building, and without qualifying the foregoing, shall not neglect or misuse water, fixtures, electric lights, heating and air conditioning apparatus.

Lessor's Right to
Enter Premises

7. Lessor, or its authorized agents or attorney, may with twenty-four (24) hours prior notice enter the Leased Premises to inspect, make repairs and improvements in the Leased Premises as Lessor may deem proper and there shall be no diminution of rent or liability on the part of the Lessor by reason of inconvenience, annoyance or injury to business. The Lessor shall have the right during the last ninety (90) days of the term of this Lease to enter the Leased Premises with forty-eight (48) hours prior notice for the purpose of showing the Leased Premises to prospective tenants.

Indemnity

8. Lessor shall not be liable to Tenant, or those claiming through or under Tenant, for injury, death or property damage occurring in, or about the Building and appurtenances thereto, and Tenant shall indemnify Lessor and hold it harmless from any claim or damage arising out of any injury, death or property damage occurring in, on or about the Leased Premises to Tenant or an employee, customer or invitee of Tenant.

Insurance

9. Tenant will procure at his own expense and keep in force during the term of this lease and any extension and during the time he is doing construction and improvement work before occupancy, a policy or policies of comprehensive general liability insurance, including contractual liability for this agreement, in an insurance company approved by the Lessor and qualified to do business in Minnesota with minimum limits of not less than $500,000 for injury to one person and not less than $1,000,000 for injury to more than one person in any one accident and not less than $100,000 for property damage, or, in the alternative, Tenant shall carry a comprehensive general liability policy with a combined single limit of $1,000,000 covering bodily injury to one or more persons and property damage. These policies will name the Lessor as an additional insured and will cover the entire Leased Premises. These policies shall be endorsed prohibiting cancellation or termination unless the Lessor is given at least thirty (30) days' written notice of the intent to cancel or terminate such policies. The Tenant will deposit with the Lessor a certificate of insurance together with the receipted bill for the premium paid.

Maintenance by Tenant

     10. The Tenant shall be wholly responsible for the interior maintenance of the demised premises, and will keep them in as good condition as when turned over to it, reasonable wear and tear and damage by fire and the elements excepted; and will keep them in an orderly, clean and sanitary condition as required by the laws and ordinances applicable thereto; will neither do nor permit to be done on said premises anything in violation of the laws or ordinances applicable thereto; will neither commit nor suffer waste in said premises.

     Tenant agrees to replace with glass of the same kind and quality now or hereafter in the demised premises, including, but not limited to, the glass in the windows thereof that may be damaged or broken from and after the time Tenant occupies the demised premises and during the leasehold term, except if such damage or breakage is occasioned by fire, windstorm or other casualty covered by the insurance secured by Lessor or due to structural defects in or the settling of the building whereof the demised premises are a part.

     It is agreed that the maintenance and repair obligations of the Tenant hereunder shall extend to all interior parts or portions of the demised premises, and shall include heating, plumbing, electrical and mechanical fixtures equipment, connections and appurtenances except as such items may be covered by manufacturer warranties.

     Tenant shall at all times keep the demised premises in a neat and clean condition and free from garbage, ashes, offal and accumulation of rubbish or filth, and all garbage, offal and rubbish shall be removed promptly by Tenant at its own expense.

     Tenant shall keep the sidewalks in front of, in the rear of and around the demised premises swept and in a neat and orderly condition free from ice and snow and other obstructions.

     Tenant shall not without consent of Lessor exhibit or display any merchandise for sale on the sidewalks or anywhere outside of the demised premises, and shall not place on the sidewalks any signs or advertising materials.

     Tenant shall keep the means of ingress and egress to the demised premises free from obstructions, except as necessary for brief periods for deliveries. Tenant agrees to comply with all laws and regulations in the conduct of business on the demised premises.

     Should Tenant fail to make repairs called for in this paragraph, Lessor may make said repairs and bill Tenant as additional rent due on the next regular rent installment.

Maintenance by Lessor

11. The Lessor shall keep and maintain in good condition and tenantable condition the roof, exterior walls, structural parts of the premises and structural floor. For a period of one year, Lessor shall also repair any defects in the interior of the demised premises, including heating, plumbing, electrical and mechanical fixtures, equipment, connections and appurtenances which arise due to lack of good workmanship or defective materials used in constructing the premises. Tenant shall have the benefits of any extended warranties for any of the items listed in the paragraph if same are available to Lessor through any installer or manufacturer thereof.

     The Lessor shall be responsible for all outside maintenance of the demised premises, including lighting grounds and parking areas. Parking areas shall be available to the Tenant, its employees and business invitees as well as to other tenants and customers of the center. The use of such parking facilities shall at all times be subject to such reasonable rules and regulations as the Lessor may promulgate uniformly for all the Lessor's tenants in the office center.

     The Tenant will neither use nor permit theuse by its employees of the outside parking areas for the overnight storage of automobiles or other vehicles.

     All services which are the responsibility of the Lessor shall be provided shall be reasonably necessary to the comfortable use and occupancy of premises during normal trade.

Waiver of
Subrogation

12. Notwithstanding anything in this Lease to the contrary, if the Building(s) is damaged or destroyed by fire or an extended coverage risk, the Tenant, its agents, employees, representatives and invitees are hereby released from any liability by reason thereof to the extent of insurance proceeds realized by the Lessor as a result of such damage or destruction.

Light and Air

13. Tenant has no right to light or air space over any premises adjoining the Building(s).

Alterations

14. Tenant will not make any alterations of or additions to the Leased Premises without the written approval of Lessor and all alterations, additions or improvements which may be made by either of the parties hereto upon the Leased Premises, except movable office furnishings, shall be the property of Lessor and shall remain upon and be surrendered with the leased Premises as part thereof, at the termination of this Lease or any extension thereof. Tenant will not permit any mechanics', laborers', or materialmen's liens to stand against the Leased Premises or the Building(s)for any labor or material furnished to, or for the account of Tenant, or claimed to have been so furnished in connection with any work performed or claimed to have been performed in, on or about the Leased Premises.

Subordination

15. The Lease Agreement and all rights of Tenant thereunder including, but not limited to, any purchase options or other rights to acquire title to the Leased Premises or any part thereof, and Tenant's interest in the Leased Premises shall be and hereby are declared subject and subordinate to all ground or underlying leases, mortgages and restrictions which may now or hereafter affect the building and to all renewals and extensions thereof.

Nondisturbance

16. So long as Tenant is not in default (beyond any period specified in the Lease Agreement for Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the terms, covenants or conditions of the Lease Agreement on Tenant's part to be performed, Tenant's possession of the Leased Premises and Tenant's rights and privileges under the Lease Agreement or any extensions or renewals thereof, as provided for in the Lease Agreement, shall not be diminished or interfered with and Tenant's occupancy of the Leased Premises shall not be disturbed for any reason whatsoever during the term of the Lease or any such extensions or renewals thereof.

Actions Against Tenant

     17. So long as Tenant is not in default (beyond any period specified in the Lease Agreement for Tenant to cure such default) in the payment of rent or in the performance of any of the terms, covenants or conditions of the Lease on Tenant's part to be performed, Tenant will not be joined as a party defendant in any action or proceeding foreclosing any mortgage covering the Leased Premises unless such joinder is necessary to foreclose such mortgage and then only for such purpose and not for the purpose terminating the Lease Agreement.

Attornment

18. If the interests of the Lessor shall be transferred by reason of foreclosure or other proceedings in lieu of or pursuant to a foreclosure, or by any other manner, and such transferee succeeds to the interest of the Lessor under Lease Agreement, Tenant shall be bound to such transferee under all of the terms, covenants and conditions of the Lease Agreement for the balance of the term thereof and any extensions or renewals as provided in the Lease Agreement, with the same force and effect as if such transferee were the landlord under the Lease Agreement, and Tenant does hereby attorn to such transferee as its landlord, such attornment to be effective and self-operative immediately upon receipt of written notice by Tenant (such transferee hereby agreeing to provide a copy of such notice to the Lessor) to the effect that such transferee has succeeded to said interest of the Lessor without the execution of any further instruments evidencing such attornment and Tenant shall thereafter pay all rent to such transferee. The respective rights and obligations of Tenant and such transferee upon such attornment to the extent of the then remaining balance of the term of the Lease Agreement and any extensions and renewals shall be and are the same as now set forth herein.

Liability of Transferee

19. If such transferee shall succeed to the interest of the lessor under the Lease Agreement, such transferee shall not (i) be liable for any act or omission of the Lessor; (ii) be subject to any offsets or defenses against the Lessor if such transferee cures the Lessor's defaults; (iii) be bound by payment of any rent or additional rent paid for more than one (1) month in advance (iv) be bound by any amendment or modification of the Lease Agreement made without its consent; (v) have any obligation with respect to any security deposit made to the Lessor, unless physically deposited with such transferee or (vi) be required under the terms of the Lease Agreement to complete the building contemplated by the Lease Agreement if such transferee succeeds to the interest of the Lessor in the Leased Premises prior to final completion of said building.

Defaults by Lessor

20. In the event of a default by the Lessor under the Lease Agreement or an occurrence that would give rise to an offset against rent or claim against the Lessor under the Lease agreement, Tenant shall give any lender and the Lessor written notice of such default or occurrence at the respective addresses of such Lender and the Lessor and, if the Lessor has not cured or has not commenced and is diligently taking action to cure any such default, such lender may, at its option, cure such default or rectify such occurrence within thirty (30) days after receipt of such notice, or such additional period as may be necessary to cure for such default, provided that such lender uses reasonable diligence to correct the same. Tenant agrees that, notwithstanding any provision of the Lease Agreement to the contrary, it will not be entitled to cancel the Lease Agreement, or to abate or offset against the rent, or to exercise any other right or remedy until such lender and the Lessor have been given notice of default and opportunity to cure such default as provided herein.

Assignment of
Leases and Rents

21. Tenant acknowledges that the Lessor has assigned the Lease Agreement and all rents and other payments due under the Lease Agreement to Eastern Heights State Bank of Saint Paul ("Leader") as security for a loan. Tenant further acknowledges that Lender may, at it's option, at any time after the occurrence of an event of default under that certain Construction Loan Agreement by and between the Lessor and Tender of any other "Loan Documents" described therein, direct that Tenant make all such rent and other payments directly to Lender or to any receiver duly appointed with respect to the Leased Premises by written notice to Tenant. Upon receipt of such notice, the Lessor hereby authorizes and directs Tenant and Tenant agrees to pay all such rent and other payments to Lender or to such receiver, as provided in said notice. The Lessor acknowledges that Tenant shall not be in default under the Lease if Tenant pays the rent and other payments to Lender pursuant to such notice. However, neither the giving of such notice by Lender nor the payment of rent and other payments due under the Lease to Lender shall affect the obligations of the Lessor under the Lease Agreement nor impose any obligations of the Lessor under the Lease Agreement upon Lender. Tenant agrees to provide Lender with a copy of its year end Balance sheet and Profit and Loss Statement within ninety (90) days of its year end. Tenant shall send the financial statements to Eastern Heights Bank, 670 McKnight Road North, St. Paul, MN 55119, attention: Brad Benesh

Consent of
Lender

22. In the absence of the prior written consent of Lender, Tenant agrees not to do any of the following: (a) prepay the rent under the Lease Agreement for more than one (1) month in advance, (b) enter into any agreement with the Lessor to amend or modify the Lease in any material manner, or (c) sublease or assign the Leased Premises; provided, however, that no written consent of Lender is necessary if the sublease or assignment restricts the use of the Leased Premises to a real estate brokerage office, or general office use.

Tenant to Surrender
Premises in Good
Condition

23. Upon the expiration or termination of the Lease Term, Tenant shall, at its expense, (I) remove Tenant's goods and effects and those of all persons claiming under Tenant, (ii) quit and deliver up the Leased Premises to Lessor, peaceably and quietly, in as good order and condition as the same were in on the date the Lease Term commenced or were thereafter placed in by Lessor, reasonable wear and tear excepted, and (iii) at Lessor's request, restore the Leased Premises to general office standards adopted from time to time by Lessor for general application throughout the Building(s). Any property left in the Leased Premises after the expiration or termination of the Lease Term shall be deemed to have been abandoned and the property of Lessor to be disposed of as Lessor deems expedient.

Waiver of
Covenants

24. Failure of Lessor to insist, in any one or more instances, upon strict performance of any term, covenant or condition of this Lease, or to exercise any option herein contained, shall not be construed as a waiver or a relinquishment for the future of such term, covenant, condition or option, but the same shall continue and remain in full force and effect. The receipt by Lessor of rents with knowledge of a breach in any of the terms, covenants or conditions of this Lease to be kept or performed by Tenant shall not be deemed a waiver of such breach, and Lessor shall not be deemed to have waived any provision of this Lease unless expressed in writing and signed by Lessor.

Lessor's Rights to
Cure Defaults

25. If Tenant defaults in the observance or performance of any of Tenant's covenants, agreements or obligations hereunder wherein the default can be cured by the expenditure of money, Lessor may, but without obligation, and without limiting any other remedies which it may have by reason of such default, cure the default, charge the cost thereof to Tenant and Tenant shall pay the same forthwith upon demand, together with interest thereon at the rate of eleven percent (11%) per annum.

Utilities

26. Tenant shall pay to the appropriate utility company or companies when due all charges for utility services, including gas, electric and phone, except sewer and water which the Lessor is required to provide the Tenant, as provided for hereinabove.

Hazardous
Materials

     29. For the purposes of this Lease, "Hazardous Materials" shall mean (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder, and (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended from time to time, and regulations promulgated thereunder.

     Lessor recognizes and agrees to Tenant's storage and use of substances including biological material required for the use of the Premises as permitted by this Lease. These substances may or may not fall into the category of defined by this Lease. Tenant agrees to limit the storage and use of those substances to the amounts required incidental to the normal business operations of Tenant permitted by this Lease at the Premises.

     Tenant agrees to defend, indemnify and hold harmless Lessor, its officers, employees, successors and assigns against any and all liability, damages, claims, demand actions or causes of action, including without limitation, penalties, and all costs, including attorney's fees, arising from or related to Tenant's handling, storage or use of Hazardous Material. Notwithstanding the foregoing, Tenant's indemnification of Lessor shall apply only if the Hazardous Material in question is determined to have been introduced by Tenant onto the Premises during Tenant's occupancy under this Lease. Tenant shall not be responsible for any violation of this Article 29 by conditions existing prior to Tenant's occupancy of the premises. This indemnity shall survive the termination of this Lease.

     Lessor warrants, after due inquiry and investigation, that it has complied with, and has not received any notice of intent to commence any action or proceeding against the Lessor based on any violation of any building, zoning, land-use or environmental law, regulation or ordinance of any applicable jurisdiction in any respect which might adversely affect the Premises leased to Tenant under this Lease. Furthermore, Lessor warrants that Lessor's real property and the Premises leased to Tenant under this Lease have not been uses for the treatment, disposal or storage of Hazardous Materials (as defined above) which would subject Tenant to any damages, penalties or liabilities under any applicable federal, state or local law.

     In the event asbestos or other Hazardous Materials are found to have been present on the premises from prior to Tenant's occupancy, and the continued presence of same during the Lease terms interferes with Tenant's use and occupancy of the Premises during the Lease term, then Tenant shall, at its option, be permitted to terminate this Lease without further liability hereunder, or to require Lessor to remove the asbestos or other Hazardous Material.

MUTUAL COVENANTS
OF LESSOR
AND TENANT       THE LESSOR AND TENANT MUTUALLY AGREE AS FOLLOWS:

Repairs

1. The Tenant shall promptly pay to the Lessor, upon request, an amount equal to any cost incurred by the Lessor in repairing the Leased Premises and public areas in the Building(s) where such repairs were made necessary by the negligence of, or misuse by, the Tenant, its agents, employees or invitees.

Eminent Domain

2. If the entire Building(s) is taken by eminent domain, this Lease shall automatically terminate as of the date of taking. If a portion of the Building(s)is taken by eminent domain, Lessor shall have the right to terminate this Lease by giving written notice thereof to Tenant within ninety (90) days after the date of taking. If a portion of the Leased Premises is taken by eminent domain and this Lease is not thereby terminated, Lessor shall, at its expense, restore the Leased Premises, exclusive of any improvements or other changes made to the premises by Tenant, to as near the condition which existed immediately prior to the date of taking as reasonably possible, and rent shall abate during such period of time as the leased Premises are untenantable, in the proportion that the untenantable portion of the Leased Premises bears to the entire Leased Premises.

Fire or Other
Casualty

3. If the Building(s) is damaged or destroyed by fire or other casualty, the Lessor shall have the right to terminate this Lease provided it gives written notice thereof to the Tenant within ninety (90) days after such damage or destruction. If a portion of the Leased Premises is damaged by fire or other casualty, and this Lease is not thereby terminated, the Lessor shall, at its expense, restore the Leased Premises, exclusive of any improvements or other changes made to the premises by the Tenant, to as near the condition which existed immediately prior to such damage or destruction as reasonably possible, and rent shall abate during such period of time as the Leased Premises are untenantable, in the proportion that the untenantable portion of the Leased Premises bears to the entire Leased Premises. Tenant agrees that Lessor and its building manager and their officers, employees and agents shall not be liable to Tenant for any damage to or loss of personal property in the demised premises unless such damage or loss is the result of the negligence of Lessor, its building manager and their officers, employees or agents. Tenant agrees that it will insure itself for loss due to fire loss. The Lessor shall maintain fire insurance with extended coverage in amounts not less than those which are from time to time acceptable to a prudent owner in the area in which the Leased Premises are located. Such policies of insurance shall waive, to the extent available from the Lessor's insurance carrier, any right of subrogation against the Tenant.

Holding Over

4. Should Tenant continue to occupy the Leased Premises or any part thereof after the expiration or termination of the Lease Term, such tenancy shall be from month to month. Tenant shall pay to Lessor the yearly rent, at double the rate payable for the year immediately preceding said holding over, computed on a per month basis for each month or part thereof the Tenant remains in possession. In addition thereto, Tenant shall pay to Lessor all damages, consequential as well as direct, sustained by reason of Tenant's retention of possession, Tenant shall continue to be subject to all other conditions and obligations of this Lease during said holding over. The provisions of this paragraph do not exclude Lessor's right of re-entry or any other right hereunder.

Defaults

5. If Tenant shall default in the payment of any installment of rent, or in the observance or performance of any of Tenant's other covenants, agreements or obligations hereunder, or if any proceeding is commenced by or against Tenant for the purpose of subjecting the assets of Tenant to any law relating to bankruptcy or insolvency or for an appointment of a receiver of Tenant or of any Tenant's assets, or if Tenant makes a general assignment of Tenant's assets for the benefit of creditors, then in any such event, Lessor may, without process, re-enter immediately into the Leased Premises and remove all persons and property therefrom, and at its option, annul and cancel this lease as to all future rights of Tenant and have, regain, repossess and enjoy the Leased Premises, anything herein to the contrary notwithstanding, and Tenant hereby expressly waives the service of any notice in writing of intention to re-enter as aforesaid, and also all right of restoration to possession of the Leased Premises after re-entry or after judgment for possession thereof. In case of any such termination, Tenant will indemnify Lessor against all loss of rents and other damages which it may incur by reason of such termination during the residue of the lease Terms, and also against all attorney's fees and expenses incurred in enforcing any of the terms of this Lease.

Bill, Statement
and Notice

6. A bill, statement, notice or communication which Lessor desires or is required to give to Tenant, including any notice of termination, shall be deemed sufficiently given or rendered if in writing, delivered to Tenant personally, or sent by registered or certified mail, addressed to Tenant at the Leased Premises, or left at the leased Premises, addressed to Tenant, and the time of rendition or giving shall be deemed to be the time when the same is delivered to Tenant, or mailed or left at the leased Premises as herein provided. Any notice by Tenant to Lessor must be served by registered or certified mail addressed to Lessor at the address where the last previous rental hereunder was payable, or upon notice given to Tenant, at such other place as Lessor designates.

Tenants

7. The word "Tenant," wherever used in this lease, shall be construed to mean Tenants in all cases where there is more than one Tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed, each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Lessor and Tenant and their respective heirs, legal representatives, successors and assigns, provided that this Lease shall not inure to the benefit of any assignee, heir, legal representative, transferee or successor of Tenant except upon the express written consent or election of Lessor.

Relocation of
Leased Premises

8. Lessor reserves the right to relocate the Tenant in substitute leased premises of equivalent square footage and configuration within the Building(s) upon one hundred twenty (120) days' written notice to the Tenant. If this right is exercised, Lessor shall, at its own expense, provide Tenant with paint, wall covering and carpeting and other finishes and improvements equivalent to existing leased space at the new location, comparable to those in the original location, and shall, at Lessor's own expense, move Tenant's office furnishings to the new location. Lessor shall reimburse tenant for expenses incurred by Tenant in relocating its telephone service. If the current rental rate at the new location is less than at the original location, the Tenant's rent shall be reduced accordingly. However, if the current rental rate at the new location is higher than at the original location, the Tenant's rent shall not be increased for the remainder of the term hereof. Tenant has the option of canceling this Lease by written notice within thirty (30) days of receiving notice of relocation.

Miscellaneous

9. There are no understandings or agreements not incorporated in this Lease. This is a Minnesota Contract and shall be construed according to the laws of Minnesota. The captions in this Lease are for convenience only and are not a part of this Lease. The covenants and agreements hereof shall as fully and completely bind the heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto as if they had been specifically mentioned in each of said covenants and agreements.

Tenant
Improvements

10. See Exhibit "A" hereto attached and made a part of. Lessor will pay cost for interior finishes as identified in Exhibit "A" up to an allowance of $XXX,XXX.XX. Any additional cost for interior finishes as identified in Exhibit "A" shall be paid by Tenant.

Rules and
Regulations

11.  See Exhibit "B" hereto attached and made a part of.

Tenant Space

12.  See Exhibit "C" hereto attached and made a part of.

Amendment
of Lease

13.  See Exhibit "D" hereto attached and made a part of.


IN WITNESS WHEREOF, the respective parties hereto have executed this lease or caused this lease to be executed by their duly authorized representative in triplicate the day and year first above written.

OAKDALE PROPERTIES, LLC                    CELOX LABORATORIES, INC.
        LESSOR                                     TENANT

By:  ILLEGIBLE                             By: ILLEGIBLE
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Its: PARTNER                               Its:CHAIRMAN & CEO
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